UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 25, 2018

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9807 Katy Freeway, Suite 100
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 836-8000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Stockholders of Archrock, Inc. (the “Company”) was held on April 25, 2018 (the “Annual Meeting”).  At the Annual Meeting, the following matters, set forth in the Company’s joint proxy statement/prospectus filed with the Securities and Exchange Commission on March 21, 2018, were voted upon with the results indicated below.

Proposal 1: Election of Directors

The Company’s stockholders elected the following directors to serve until the next annual meeting of the Company’s stockholders or until their successors are duly elected and qualified.  The following are the tabulated votes “For” and “Withheld” with respect to each director nominee, as well as the number of “Broker Non-Votes”:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Anne-Marie N. Ainsworth	56,850,210	908,076	4,986,995
Wendell R. Brooks	57,261,749	496,537	4,986,995
D. Bradley Childers	56,610,148	1,148,138	4,986,995
Gordon T. Hall	56,371,190	1,387,096	4,986,995
Frances Powell Hawes	57,180,370	577,916	4,986,995
J.W.G. Honeybourne	56,416,629	1,341,657	4,986,995
James H. Lytal	57,197,372	560,914	4,986,995
Mark A. McCollum	57,265,122	493,164	4,986,995

Proposal 2: Stock Issuance Proposal

The Company’s stockholders approved the issuance of shares of the Company’s common stock, par value $0.01 per share, pursuant to that certain Agreement and Plan of Merger, dated as of January 1, 2018, as amended by Amendment No. 1 thereto, dated as of January 11, 2018, by and among the Company, Archrock Partners, L.P. (the “Partnership”), Amethyst Merger Sub LLC, Archrock General Partner, L.P. and Archrock GP LLC (the “Stock Issuance Proposal”).  The following are the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions” and “Broker Non-Votes”:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,419,770	62,511	276,005	4,986,995

Proposal 3: Ratification Proposal

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The following are the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions”:

Votes For	Votes Against	Abstentions
60,975,772	1,742,029	27,480

Proposal 4: Advisory Compensation Proposal

The Company’s stockholders approved, by a non-binding advisory vote, the compensation provided to the Company’s Named Executive Officers for 2017.  The following are the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions” and “Broker Non-Votes”:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,473,938	3,248,430	35,918	4,986,995

Proposal 5: Adjournment of the Annual Meeting

Because the Company’s stockholders approved the Stock Issuance Proposal, the vote on the adjournment of the Annual Meeting was not called.

Item 8.01                   Other Events.

On April 25, 2018, the Company and the Partnership issued a joint press release announcing the results of the Annual Meeting, the special meeting of the Partnership’s unitholders and the expected closing date of the merger.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

April 25, 2018	By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary